EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 23, 2005 included in Amendment No. 3 to the Registration Statement on Form SB-2 and related Prospectus of Banner Resources Inc. for the registration of shares of its common stock.

/s/ "Manning Elliott LLP"

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 1, 2006